EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 18, 2010 included in the Registration Statement on Form S-1 and related Prospectus of Deer Bay Resources Inc. for the registration of shares of its common stock.


/s/ Weaver & Martin LLC
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"Weaver & Martin LLC"

Kansas City, MO

June 1, 2010